Exhibit (t)

POWER OF ATTORNEY

Each officer and trustee of Dawson Private Markets Evergreen Fund whose signature appears below constitutes and appoints Matthew Kuchinsky and Jennifer McGoey, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 18, 2026. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Name	Title

/s/ Giorgio Riva	President, Chief Executive Officer and Trustee
Giorgio Riva

/s/ Kevin Brown	Chief Financial Officer and Treasurer
Kevin Brown

/s/ Scott Higbee	Trustee
Scott Higbee

/s/ Derek Miners	Trustee
Derek Miners

/s/ Andrew Owen	Trustee
Andrew Owen

/s/ Mitchell Tanzman	Trustee
Mitchell Tanzman

[Signature Page to Power of Attorney (N-2)]